UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

SCANWARE SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Date: February 27, 2015

Delaware	7370	47-2451842
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

27126 Paseo Espada, Ste A1607
San Juan Capistrano, CA 92675

Telephone: 1-302-261-5999

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

ETN SERVICES, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: teakwood5@cox.net

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	40,000,000	$0.10	$4,000,000	$464.80

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

SCANWARE SOLUTIONS, INC.

40,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Scanware Solutions, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by  OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Scanware Solutions, Inc.” are offering 15,000,000 shares of our common stock and our selling shareholders are offering 25,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Financial Officer, and Chief Operating Officer Michael Ogburn. Mr. Ogburn is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.10 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. Assuming all of the 15,000,000 shares being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 11,250,000 shares (75%) being offered by the Company are sold, the Company will receive $1,125,000 in net proceeds. Assuming 7,500,000 shares (50%) being offered by the Company are sold, the Company will receive $750,000 in net proceeds. Assuming 3,750,000 shares (25%) being offered by the Company are sold, the Company will receive $375,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated February 27, 2015, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.10	Not applicable	$0.10
Minimum Purchase	None	Not applicable	Not applicable
Total (15,000,000 shares)	$15,000,000.00	Not applicable	$1,500,000.00

Currently, Ms.Tzannakos owns approximately 76% of the voting power of our outstanding capital stock. After the offering, assuming all of her personal shares and those shares being offered on behalf of the company are sold, Ms.Tzannakos will hold or have the ability to control approximately 51% of the voting power of our outstanding capital stock.

*Michael Ogubrn will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Ogburn’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Ogburn’s shares, they will be sold at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Ogburn, may sell their shares at prevailing market prices or at privately negotiated prices.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $20,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Patricia Tzannakos, our President, CEO, and Director. There has been no public trading market for the common stock of Scanware Solutions, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is February 27, 2015

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Scanware Solutions,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Scanware Solutions, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending November 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

Scanware Solutions, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 30, 2014.

The Company is a start up stage company that is licensed to use software called “Scanware Solutions Asset Tracking” that is able to take inventory of a group of products despite their varying locations.

Our principal executive offices are located 27126 Paseo Espada, Ste A1607 San Juan Capistrano, CA 92675. Our phone number is 1-302-261-5999

Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations.

We believe we need to raise $750,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 15,000,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000.00, are being paid for by Patricia Tzannakos, our President CEO and Director. The maximum proceeds to us from this offering ($1,500,000) will satisfy our basic subsistence level, cash requirements for up to 24 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($1,125,000) will satisfy our basic, subsistence level cash requirements for up to 18 months, while 50% of the proceeds ($750,000) will sustain us for up to 12 months, and 25% of the proceeds ($375,000) will sustain us for up to six months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. We do not have adequate funds to satisfy our working capital requirements for the next twelve months unless we can raise the $750,000. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan.

In their audit report dated February 27, 2015, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our President, Chief Executive Officer and sole Director Patricia Tzannakos may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan.

Assuming we sell even 7,500,000 shares offered in this offering, the $750,000 raised would be insufficient to commercialize our business or develop our business strategy for any period more than 12 months.  Consequently, we may need to raise more money to implement our business plan over the next 12 months.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 1,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 25,000,000 shares of Common Stock and 51 shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 40,000,000 shares. These shares represent 15,000,000 additional shares of common stock to be issued by us and 25,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 15,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.10 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders may sell their shares at prevailing market prices or at privately negotiated prices. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mr. Ogburn will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mr. Ogburn will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Ogburn’s shares, they will be sold at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” the selling stockholders, including Mr. Ogburn, may sell their shares at prevailing market prices or at privately negotiated prices.

*Mr. Ogburn will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr.Ogburn’s interest in selling shares for his own account and in selling shares on the Company’s behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

15,000,000 shares of common stock, at a fixed price of $0.10 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	25,000,000 shares of common stock, at a fixed price of $0.10 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.10 for the duration of this Offering. The selling shareholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares of common stock outstanding before the offering of common stock	25,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	40,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.10.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.10 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the net proceeds to us for working capital, marketing, increasing our customer base, recruiting, training and hiring qualified staff, sales agents, and performance of financial strategies.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 40,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Financial Officer and Chief Operating Officer, Michael Ogburn will sell the 15,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officers & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer and sole Director Patricia Tzannakos will own approximately 51% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements for the period from October 30, 2014 (Inception) to November 30, 2014.

Balance Sheet

As of November 30, 2014
Total Assets	$0
LIABILITIES & DEFICIT
Current Liabilities:
Loans Payable Related Party	$148
Total Current Liabilities	148
Total Liabilities	$148
Stockholder’s Deficit
Preferred Stock, $0.0001 par value; 1,000 shares authorized; 51 issued and outstanding
Common Stock, $0.0001 par value; 500,000,000 shares authorized; 25,000,000 issued and outstanding	2,500
Accumulated deficit	$(2,648)
Total Stockholder’s Deficit	(148)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	0

Statement of operations

Scanware Solutions, Inc.
Statements of Operations

Period of October 30, 2014 (Inception) to November 30, 2014
Revenues
Revenue	$0
Ordinary Income/Expense
Expense
Professional Fees	$148
Start-up Costs	2,500
Total Expense	2,648
Net Ordinary Income	(2,648)
Net Income (Loss)	$(2,648)
Basic and diluted loss per share	$(0.00)
Basic and diluted weighted average shares outstanding	14,516,129

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of November 30, 2014. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Patricia Tzannakos, our President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Tzannakos, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $750,000 of funding from this offering. Being a start up stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive any proceeds from the offering or the minimum amount of $750,000 that we require to operate for the next 12 months Ms. Tzannakos has informally agreed to advance us funds, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely. Even if we raise $750,000 from this offering, it will most likely only last one year. We may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our software.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to currently offer the best program to suit the unique needs of our customers we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt at the conclusion of the contracts we will have in place shortly.

Our technology that we are licensed to utilize and offer for sale succeeds in meeting the needs of government agencies whereas the technology of other companies has been insufficient to the present date. Despite our current advantage we are likely to face intense competition as competing companies develop new programs and software with the intention of rivaling our own.

Several competitors have tried, and failed, to meet the needs of the government for a highly effective system that assists in product location and ease of transport. The software that we are licensed to utilize and offer for sale drastically cuts down the time needed to locate objects via RFID technology through several key methods, one of which is taking into account government processes and operations. While we are currently at the forefront, it is possible that down the line other competitors may come along who provide comparable software or even potentially superior software. Should we fail to compete with these emerging companies then our business will be adversely affected.

If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects, and failure to successfully compete for such IT professionals could materially adversely affect our ability to provide high quality services to our clients.

Our success depends largely on the contributions of our IT professionals and our ability to attract and retain qualified IT professionals. Competition for IT professionals in the markets in which we operate can be intense and, accordingly, we may not be able to retain or hire all of the IT professionals necessary to meet our ongoing and future business needs. Any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire IT professionals to meet our business requirements.

A significant increase in the attrition rate among IT professionals with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for our services. The competition for highly-skilled IT professionals may require us to increase salaries, and we may be unable to pass on these increased costs to our clients.

In addition, our ability to maintain and renew existing engagements and obtain new business will depend, in large part, on our ability to attract, train and retain skilled IT professionals, including experienced management IT professionals, which enables us to keep pace with growing demands for outsourcing, evolving industry standards and changing client preferences. If we are unable to attract and retain the highly-skilled IT professionals we need, we may have to forgo projects for lack of resources or be unable to staff projects optimally. Our failure to attract, train and retain IT professionals with the qualifications necessary to fulfill the needs of our existing and future clients or to assimilate new IT professionals successfully could materially adversely affect our ability to provide high quality services to our clients.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. We currently do not maintain key man life insurance for any of the senior members of our management team or other key personnel. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If any of our senior executives or key personnel joins a competitor or forms a competing company, we may lose clients, suppliers, know-how and key IT professionals and staff members to them. Also, if any of our business development managers, who generally keep a close relationship with our clients, joins a competitor or forms a competing company, we may lose clients, and our revenues may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. If any dispute arises between our senior executives or key personnel and us, any non-competition, non-solicitation and non-disclosure agreements we have with our senior executives or key personnel might not provide effective protection to us, especially in CIS and CEE countries where some of our senior executives and most of our key employees reside, in light of uncertainties with legal systems in CIS and CEE countries.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a competitive environment and a number of companies have attempted to create the same kind of software system that we have a license to utilize and also offer for sell for general use. While none of these competitors have successfully made a product comparable to what we offer, in terms of government applications at least, that is not to say that it is impossible new and improved competition will arise. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our software that we are licensed to sell;

• Our ability to retain existing customers or encourage repeat purchases;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, Chief Executive Officer and Director, Patricia Tzannakos, beneficially owns approximately or has the right to vote on 51% of our outstanding common stock. In addition, Patricia Tzannakos beneficially owns or has the right to vote on an additional 51 shares of outstanding preferred stock As a result, she has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of her ownership and position, she is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by her could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Patricia Tzannakos’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Patricia Tzannakos, our President CEO and sole Director. Without her continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Patricia Tzannakos, our President, CEO and sole Director. We currently do not have an employment agreement with Ms.Tzannakos. The loss of her services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of clients, marketing our software, implementing order processing and customer service capabilities, and management of the business process. If we are not successful, we will not be able to fully implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and Director, have minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officers and Sole Director lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO & Sole Director Patricia Tzannakos, COO & CFO Michael Ogburn, and Vice President James Rousseau lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 25,000,000 shares are issued and outstanding as of February 27, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 1,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Preferred Stock shall be equal to 102,036. Formula: ((0.019607 x 5,000,000) / 0.49) - (0.019607 x 5,000,000) = 102,036.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Scanware Solutions, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Ogburn will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Ogburn is going to be selling shares on behalf of the Company in this offering. Mr. Ogburn is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Ogburn’s time and attention in selling shares on behalf of the Company since he will also be able to sell her own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our COO and CFO, Michael Ogburn does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Michael Ogburn does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Operating Officer and Chief Financial Officer Michael Ogburn, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $20,000. We will have to utilize funds from Patricia Tzannakos, our President, CEO and sole Director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Industry

RFID Asset Tracking is well on its way to being a billion dollar industry. A survey released by Frost & Sullivan in 2012 stated that the RFID data center market was worth 96.3 million dollars and it is estimated that in 2017 the market will grow to $953 million. RFID asset tracking has been proven effective and has long been understood to be beneficial when it comes to the location and distribution of physical items, but in recent years businesses in nearly every industry are becoming aware of the widespread benefits that this technology can have for any type of company.

Maryanne Flynn, Cisco’s director of operations, spoke of Cisco’s experience using asset tracking to tag over 500,000 assets at 62 work sites totaling 1.3 million square feet of lab space. Her quote reads, “Our engineering team loves the fact that they can see where their assets are. We have assets that need to be calibrated every 30 days and it would often take a week to find them. This is a huge opportunity for us. Cisco takes pride in predicting market transitions. Our experience has been remarkable.” The growing requirement for faster and more accurate tracking and tracing of assets (IT assets in the case of Cisco and many other similar companies) in data centers is prompting data center operators and hosting service providers to increasingly adopt RFID.

Companies are spending far less time looking for valuable assets because of the ability of RFID to quickly locate and track an impressive number of assets in large data centers. In addition, the cost of replacing assets has been significantly lowered by many users of this technology because of just how accurately tagged items can be located and organized. It has been noted by many businesses that due to poor organization that many times companies will order and item that they already have in stock but are unable to find until after the replacement arrives and then they are overstocked and have wasted resources.

The efficiency of RFID has attracted buyers from the financial sector, government agencies, and IT companies, just to name a few. In the future it is likely that more and more companies will adopt this technology, especially for IT companies because there are already Government and industry regulations that mandate the maintenance of data and IT assets. A senior research analyst at Frost & Sullivan named Nandini Bhattacharya stated, “U.S financial sector companies must comply with the Sarbanes-Oxley Act of 2002, for example, which regulates data storage and management. The payment card industry has also set security standards for customer information, while other sectors have established regulations for IT asset audits and data confidentiality.”

The main drawback to RFID asset tracking is the fact that it is still an emerging technological application. Most potential end users are still not aware of the technology, and if they are they do not fully understand it and its varied advantages. As awareness and knowledge of this exciting new industry becomes more widespread then the future development and potential of RFID asset tracking is almost limitless.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Scanware Solutions, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on October 30, 2014.

On November 12, 2014, Ms. Patricia Tzannakos was appointed as President, CEO, CFO and Director. Simultaneously, Michael Ogburn was appointed as COO and James Rousseau was appointed as Vice President of the Company.

On November 28, 2014 Ms. Patricia Tzannakos resigned from the position of CFO and appointed Michael Ogburn as the Company’s new CFO.

Business Information

Introduction

Through a licensing agreement with the Company’s CEO and sole Director Patricia Tzannakos, Scanware Solutions Inc. is currently licensed to utilize, market, further develop and sell an RFID (Radio Frequency Identification) inventory asset tracking software system called ScanWare Solutions Asset Tracking. ScanWare Solutions Asset Tracking was developed over the course of two years side by side with IT Engineers to ensure that the program incorporated "Government Procedures" (specifically government logistics and warehouse procedures). ScanWare Solutions Asset Tracking utilizes both passive and active RFID which means that it can be seen in either real time or scan based. Real time is when you can see an active status of where an asset is, whereas scan based is when you can only see where an asset was at the time of scanning. Typically, scan based is used as a "check out" tool and real time is for tracking people or live moving assets such as missiles, weapons, vehicles etc. ScanWare Solutions Asset Tracking is the only asset tracking software as of today that has the Government Procedures built into it.

Competitive Advantage

What makes ScanWare Solutions Asset Tracking so appealing and unique in comparison to other systems is that the software can be downloaded on any manufacturer’s handheld barcode readers and/or RFID readers. This allows the system to be integrated without having to change any part of their (the user's) existing systems. While competitors might require a complete overhaul of the existing systems in place ScanWare Solutions Asset Tracking fits seamlessly into established systems and thus avoids the costly and time consuming task of replacing and updating clients’ existing set up. It also allows all information to go directly into their systems because the procedures are already present. Another function the program performs, that is unique to other products, is its ability to store and upload all information from one and/or a group of assets onto a main server that can be viewed by the user at any time. This saves the user from external costs due to physical employees taking inventory and reduces the time associated in carrying out such tasks.

ScanWare Solutions Asset Tracking is highly efficient and productive but the question arises of why hasn’t some company made a system that performs these tasks already? The fact is that there has been demand for an asset-tracking program with government procedures for many years. Every time a competing company had the opportunity to build it they made the same mistake as their predecessors: they tried to adapt their commercial product to the needs of the government. This never worked because no matter how they tried to adapt their programs they could not follow government procedures to the letter. Competitors who tried to adapt their commercial products to the needs of the government failed because they tried to make their civilian/commercial program work for the government and that just is not sufficient because the government has a whole different set of needs and expectations that are completely different from those of the regular consumer. Their programs proved ineffective to meet the unique needs of the government but because ScanWare Solutions Asset Tracking was built from the ground up with the government in mind this problem has been completely avoided. ScanWare Solutions Asset Tracking has focused on the USMC and US Navy but many others have expressed interest in utilizing this asset tracking software system. To name just a few: - US Border Patrol - Department of Homeland Security - US Coast Guard - TSA - Military Hospital - VA Hospitals - US Federal Buildings.

Future Plans

In the future it's likely that we will forge contracts with at least a few of the entities listed above, and others that have not yet stepped forward with interest but likely will do so as our licensed product receives increasing recognition, to use ScanWare Solutions Asset Tracking to solve their asset management needs. Due to the fact that our licensed software system was developed with the government in mind they will be the primary targets for our sales efforts, but it is not inconceivable that this technology could see civilian use and prove to be comparably effective when used in the civilian sector. While our licensed product was developed from the ground up with the government in mind it would potentially be easier to adapt a product from specialized government use to more general civilian use than it would be to do the reverse. In the future we plan to spread awareness of the proven effectiveness, versatility and viability of ScanWare Solutions Asset Tracking and forge contracts with numerous sectors of the government to use our licensed RFID (Radio Frequency Identification) inventory asset tracking software system.

Employees

As of February 27, 2015 we have three part time employees, all of which are our Officers and Director.

Currently, our Officers and Director have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

Competition

The industry in which Scanware Solutions, Inc. competes is highly competitive. Many Companies offer similar products that are able to track assets, merchandise, and sensitive documents. We may be at a substantial disadvantage to our competitors who have more capital than we do to carry out operations and marketing efforts. We hope to maintain competitive through our licensing rights to Scanware Asset Tracking and the propriety benefits of the program having government procedures built into it as well as the capability to upload inventory onto a main server that can viewed with ease by the user.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,500,000 as anticipated.

If 15,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our licensed software system for the individual needs of clients	$125,000
Establish and build up a customer base	$125,000
Perform financial strategies	$250,000
Recruit personnel and hire staff	$250,000
TOTAL	$750,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Further develop our licensed software system for the individual needs of clients	$125,000
Establish and build up a customer base	$125,000
Perform financial strategies	$250,000
Recruit personnel and hire staff	$250,000
TOTAL	$750,000

If 11,250,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$187,500
Recruit personnel and hire staff	$250,000
TOTAL	$562,500

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$187,500
Recruit personnel and hire staff	$250,000
TOTAL	$562,500

If 7,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$125,000
Recruit personnel and hire staff (part time)	$125,000
TOTAL	$375,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$125,000
Recruit personnel and hire staff (part time)	$125,000
TOTAL	$375,000

If 3,750,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$87,500
Perform financial strategies	$100,000
TOTAL	$187,500

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$87,500
Perform financial strategies	$100,000
TOTAL	$187,500

The above figures represent only estimated costs for the next 24 months. If necessary, Patricia Tzannakos, our CEO and Director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTCQB when/if our common stocks become eligible for trading on the OTCQB. Patricia Tzannakos will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Patricia Tzannakos. Patricia Tzannakos will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly higher than the price paid by the Company’s officers and director which was $0.00.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$750,000
Net tangible book value per share after offering	$0.023
Increase to present stockholders in net tangible book value per share
after offering	$0.023
Capital contributions	$0
Number of shares outstanding before the offering	25,000,000
Number of shares after offering assuming the sale of 50% of shares	32,500,000
Percentage of ownership after offering	88.69%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$1,500,000
Net tangible book value per share after offering	$0.038
Increase to present stockholders in net tangible book value per share
after offering	$0.038
Capital contributions	$0
Number of shares outstanding before the offering	25,000,000
Number of shares after offering assuming the sale of the maximum
Number of shares	40,000,000
Percentage of ownership after offering	81.62%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.10
Dilution per share	$1.13
Capital contributions	$750,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	15,000,000
Percentage of ownership after offering	11.31%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.10
Dilution per share	$1.23
Capital contributions	$1,500,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	15,000,000
Percentage of ownership after offering	18.38%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 25,000,000 shares of our common stock held by 5 (five) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 27, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Patricia Tzannakos	12,750,000	12,750,000	0	0%
Michael Ogburn	6,250,000	6,250,000	0	0%
Providential Asset Holdings, Inc.	5,000,000	5,000,000	0	0%
James Rousseau	985,000	985,000	0	0%
ETN Services LLC	15,000	15,000	0	0%
Total	25,000,000	25,000,000	0	0%

* PatriciaTzannakos is President, CEO and sole Director of the Company.

* Michael Ogburn is the COO and CFO of the Company.

* James Rousseau is the Vice President of the Company.

PLAN OF DISTRIBUTION

The Company has 25,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 15,000,000 shares of its common stock for sale at the price of $0.10 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Michael Ogburn will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Michael Ogburn is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Michael Ogburn will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ogburn is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ogburn will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Michael Ogburn will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 15,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Scanware Solutions, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 1,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 25,000,000 shares of Common Stock and 51 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Preferred Stock shall be equal to 102,036. Formula: ((0.019607 x 5,000,000) / 0.49) - (0.019607 x 5,000,000) = 102,036.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to use the services of Mountain Share Transfer. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. They can be reached by phone at (303)-460-1149

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located 27126 Paseo Espada, Ste A1607 San Juan Capistrano, CA 92675.

The office space is currently being provided to the Company rent-free by our President, CEO, and sole Director Patricia Tzannakos. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Patricia Tzannakos	41	President, Chief Executive Officer, and Director
Michael Ogburn	41	Chief Operating Officer, Chief Financial Officer
James Rousseau	73	Vice President

Patricia Tzannakos

Ms. Tzannakos has been the CEO of Component Sourcing Group since September 2006. She was responsible for the start up and development of the company into a high growth, computer products supplier. Also of note is the fact that she created procedures for hiring, training as well as management of sales team for business development with Local State, Government agencies, Prime contractors and Fortune 500 companies, which from company start-up has brought tremendous growth. Additionally, Ms. Tzannakos has been responsible for developing ScanWare RFID Asset Tracking for military agencies, for which she worked in a government owned warehouse for the past two years to develop the software.

Michael Ogburn

Mr. Ogburn has spent the last seven years as a partner at Lightwave Capital, during which time he held the positions of Chief Operating Officer and Chief Financial Officer. His primary responsibilities have consisted of spearheading mergers and acquisitions as well as maintaining investor relations. Over the course of his tenure he has become extremely well versed in alternative and creative deal structures to solidify contracts that would otherwise not have been possible. In addition, he has conducted most, if not all, the due diligence that is necessary to consummate these business agreements. Mr. Ogburn has a proven track record of reliable high performance that he has been placed in control of all internal operations of Lightwave Capital.

James Rousseau

Mr. Rousseau graduated from the Lowell Technological Institute Graduate Program in Electrical Engineering. He has acted as the Vice President of Sales & Business Development for Component Sourcing Group from 2007 to present. During his tenure as Vice President he has spearheaded government contract business development initiatives through government contract solicitation review including procurement history review, competition evaluation, approved source review and product analysis. It should be noted that he secured Government contracts for over $2,000,000 in one year. Mr. Rousseau obtained best quality value for products and services through effective bidding and created relationships with new vendors to add additional products and services not previously offered by CSG. Additionally he has provided guidance to sales staff to ensure that quotes submitted to customers were priced for CSG to win the bid yet provide maximum profit to the company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of February 27, 2015 (c)	Salary ($) (d)	Bonus ($) (e)	Stock Awards ($) (f)	Option Awards ($) (g)	Non-Equity Incentive Plan Compensation ($) (h)	Nonqualified Deferred Compensation Earnings ($) (i)	All Other Compensation ($) (j)	Total ($) (k)

Patricia Tzannakos, President, CEO, Director	(1)	-	-	1,275 (2)	-	-	-	-	$1,275
Michael Ogburn, COO, CFO	(1)	-	-	625 (2)	-	-	-	-	$625
James Rousseau, Vice President	(1)	-	-	98.5 (2)	-	-	-	-	$98.5

(1) The Company was incorporated in the State of Delaware October 30, 2014. November 31 is the Company’s fiscal year end. In the last fiscal year the Company did not issue any shares as compensation or for any other reason. Since the fiscal year end however, the above table highlights the shares that have been issued to our Officers and Sole Director.

(2) On November 12, 2014, the Company issued 12,750,000 shares of restricted common stock and 51 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO and sole Director Patricia Tzannakos. Simultaneously, Michael Ogburn, our COO and CFO was issued 6,250,000 shares of restricted common stock, and James Rousseau, our Vice President was issued 985,000 shares of restricted common stock all at a par value of $.0001 per share of common stock.

Compensation of Directors

The table below summarizes all compensation of our directors as of February 27, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Patricia Tzannakos (1)	-	1,275 (1)	-	-	-	-	1,275

(1) On November 12, 2014, the Company issued 12,750,000 shares of restricted common stock and 51 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO Patricia Tzannakos.

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 27, 2015 the Company has 25,000,000 shares of common stock and 51 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Patricia Tzannakos	12,750,000	50.97%	51	100.0%	75.97%
Michael Ogburn	6,250,000	25.48%	0	0%	12.49%
James Rousseau	985,000	3.50%	0	0%	1.71%
5% Shareholders
Providential Asset Holdings, Inc.	5,000,000	19.99%	0	0%	9.79%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 12, 2014, Ms. Patricia Tzannakos was appointed as President, CEO, and Director. Simultaneously, Michael Ogburn was appointed as COO and James Rousseau was appointed as Vice President of the Company.

On November 12, 2014, the Company issued 12,750,000 shares of restricted common stock and 51 shares of preferred stock, all with a par value of $.0001, to our founder, President, CEO, CFO Patricia Tzannakos. Simultaneously, Michael Ogburn, our COO was issued 6,250,000 shares of restricted common stock, James Rousseau, our Vice President was issued 985,000 shares of restricted common stock all at a par value of $.0001 per share of common stock. Additionally, for services rendered to the Company, ETN Services LLC was issued 15,000 shares of restricted common stock at a par value of $.0001 per share of stock.

On November 12, 2014 Providential Asset Holdings, Inc. was issued 5,000,000 shares of restricted common stock at a par value of $.0001 per share of common stock.

On November 28, 2014 Ms. Patricia Tzannakos resigned from the position of CFO and simultaneously appointed Michael Ogburn as the Company’s new CFO.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		Current Active Fiscal Year (2015)	Fiscal Year Ended November 31, 2014
Audit fees	MaloneBailey, LLP	$4,500	$0
Audit related fees
Tax fees
All other fees

Total		$4,500	$0

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS.

SCANWARE SOLUTIONS, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet as of November 30, 2014	F3

Statement of Operations for the period October 30, 2014 (date of inception) to November 30, 2014	F4

Statement of Changes in Stockholders (Deficit) for the period October 30, 2014 (date of inception) to November 30, 2014	F5

Statement of Cash Flows for the period October 30, 2014 (date of inception) to November 30, 2014	F6

Notes to Financial Statements	F7-F8

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Scanware Solutions, Inc.

San Juan Capistrano, CA

We have audited the accompanying balance sheet of Scanware Solutions, Inc. (the “Company”) as of November 30, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from October 30, 2014 (inception) through November 30, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2014, and the results of its operations, stockholders’ equity, and cash flows for the period from October 30, 2014 (inception) through November 30, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP www.malone-bailey.com
Houston, Texas

February 27, 2015

- F2 -

Scanware Solutions, Inc.
BALANCE SHEET

As of November 30, 2014
Total Assets	$0
LIABILITIES & DEFICIT

Current Liabilities:

Loans Payable Related Party	$148

Total Current Liabilities	148
Total Liabilities	$148
Stockholder’s Deficit
Preferred Stock, $0.0001 par value; 1,000 shares authorized; 51 issued and outstanding
Common Stock, $0.0001 par value; 500,000,000 shares authorized; 25,000,000 issued and outstanding	2,500

Accumulated deficit	$(2,648)
Total Stockholder’s Deficit	(148)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	0

See accompanying notes to financial statements.

- F3 -

Scanware Solutions, Inc.
Statements of Operations

Period of October 30, 2014 (Inception) to November 30, 2014
Revenues
Revenue	$0

Ordinary Income/Expense
Expense
Professional Fees	$148
Start-up Costs	2,500
Total Expense	2,648
Net Ordinary Income	(2,648)
Net Income (Loss)	$(2,648)

Basic and diluted loss per share	$(0.00)

Basic and diluted weighted average shares outstanding	14,516,129

See accompanying notes to financial statements.

- F4 -

SCANWARE SOLUTIONS, INC.
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

					ADDITIONAL
	PREFERRED STOCK		COMMON STOCK		PAID IN	ACCUMULATED
	NUMBER	AMOUNT	NUMBER	AMOUNT	CAPITAL	(DEFICIT)	TOTALS
Balance, October 30, 2014 (Inception)	-	$-	-	$-	$-	$-	$-
Preferred stock issued to founder	51	0					0
Common stock issued for services		-	25,000,000	2,500	-		2,500
Net loss, period ending November 30, 2014						(2,648)	(2,648)
Balance, November 30, 2014	51	$0	25,000,000	$2,500	-	$(2,648)	$(148)

 See accompanying notes to financial statements.

- F5 -

Scanware Solutions, Inc.
Statements of Cash Flows

Period of October 30, 2014 (Inception) to November 30, 2014
OPERATING ACTIVITIES
Net Income Loss	$(2,648)
Adjustments to reconcile net income loss to net cash provided by operations:
Capital Stock for services	$2,500
Net cash used in Operating Activities	(148)
FINANCING ACTIVITIES
Loans Payable Related Party	$148
Net cash provided by Financing Activities	148
Net cash increase for period	$0
Cash at end of period	$0
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

- F6 -

SCANWARE SOLUTIONS, INC.

NOTES TO THE FINANCIAL STATEMENTS

November 30, 2014

Note 1 – Nature of Business

Scanware Solutions, Inc. (the Company), is a start up stage company, incorporated under the laws of the State of Delaware on October 30, 2014. The Company intends to explore the industry of RFID tracking technology developed specifically for military use.

The Company has elected November 30th as its year-end.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 3 – Significant Accounting Policies

Basis of Presentation

A summary of significant accounting policies of Scanware Solutions, Inc. (“the Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of November 30, 2014.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The company had net operating losses of approximately $2,648 as of November 30, 2014 that expire 20 years from when incurred.

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

November 30, 2014
Deferred tax asset attributable to
Net operating loss carryover	$927
Valuation allowance	(927)
Net deferred tax assets	$-

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. As of November 30, 2014, there were no common stock equivalents or options outstanding.

- F7 -

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The company had no stock-based compensation plans at November 30, 2014. The Company had stock issuances to Providential Asset Holdings, Patricia Tzannakos, Michael Ogburn, James Rousseau and ETN Services, LLC in the amount of 25,000,000 restricted common shares and 51 restricted preferred shares total that were considered to be of nominal value through November 30, 2014.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  Related party transactions for the year ended November 30, 2014 totaled $148 and were comprised solely of accounts payable.

Recent Accounting Pronouncements

In the period ended November 30, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 4 – Stockholder’s Deficit

On November 12, 2014, the Company issued 25,000,000 of its $0.0001 par value common stock at $0.0001 per share valued at $2,500 to Providential Asset Holdings, Patricia Tzannakos, Michael Ogburn, James Rousseau and ETN Services, LLC in exchange for founding services, developing the Company’s business concept and plan as well as start up costs. On November 12, 2014, the Company also issued 51 of its $0.0001 preferred stock to Patricia Tzannakos in exchange for her services as President and CEO of the Company. The value was considered nominal at inception due to lack of assets and operations.

The stockholders equity section of the Company contains the following classes of capital stock as of November 30, 2014:

-	Common stock, $ 0.0001 par value: 500,000,000 shares authorized; 25,000,000 shares issued and outstanding

-	Preferred stock, $ 0.0001 par value: 1,000 shares authorized; 51 shares issued and outstanding

Each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Note 5 – Related-Party Transactions

On October 30, 2014 the company had two related-party transactions in the amount of $98 and $50 in the form of a loan from the Company CEO Patricia Tzannakos to pay for the Certificate of Incorporation Fee and the Harvard Business Services Fee the Company incurred.

Note 6 – Subsequent Events

On December 17, 2014 the Company received a loan from the Company CEO Patricia Tzannakos in the amount of $10,000 in order to fund the down payment stipulated in the licensing agreement between the Company and CTS Enterprises, LLC.

- F8 -

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$103.07
Auditor Fees and Expenses	$6,000.00
Legal Fees and Expenses	$6,400.00
EDGAR fees	$4,500.00
Transfer Agent Fees	$3,000.00
TOTAL	$20,003.07

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Scanware Solutions, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Scanware Solutions, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered Securities since the Company’s inception October 30, 2014 and as of February 27, 2015.

ITEM 16. EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on October 31, 2014 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)

____________________

(1)	Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan Capistrano, California on February 27, 2015.

Scanware Solutions, Inc.

By: /s/ Patricia Tzannakos
Name: Patricia Tzannakos
Title: President, Chief Executive Officer, and Director Date: February 27, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Patricia Tzannakos  Signature: /s/ Patricia Tzannakos  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: February 27, 2015

Name: Michael Ogburn  Signature: /s/ Michael Ogburn  Title: Chief Financial Officer (Principal Financial Officer)  Date: February 27, 2015

Name: Patricia Tzannakos  Signature: /s/ Patricia Tzannakos  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: February 27, 2015